UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ONKURE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6707 Winchester Cir #400
Boulder, CO 80301
(720) 307-2892
April 16, 2025
Dear Stockholder:
We are pleased to invite you to attend the 2025 annual meeting of stockholders of OnKure Therapeutics, Inc. The meeting will be held on Tuesday, May 27, 2025 at 9:00 a.m. Eastern Time in a completely virtual format, via live audio webcast. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/OKUR2025, where you will be able to listen live, submit questions and vote.
The attached formal notice and proxy statement contain details of the business to be conducted at the meeting.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to submit your vote promptly. You may vote online, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in OnKure.
Sincerely,

Nicholas A. Saccomano, Ph.D.
President and Chief Executive Officer

ONKURE THERAPEUTICS, INC.
6707 Winchester Cir #400
Boulder, Colorado 80301
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Tuesday, May 27, 2025, at 9:00 a.m. Eastern Time

Place
The annual meeting will be a completely virtual meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/OKUR2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. You will need to have the control number included in the Notice of Internet Availability of Proxy Materials, on your voting instruction form, on your proxy card or on the instructions that accompany your proxy materials to join the meeting. You will not be permitted to attend the annual meeting in person.

Items of Business	•	To elect two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified.
	•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
	•	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 1, 2025 Only stockholders of record as of April 1, 2025 are entitled to notice of and to vote at the annual meeting.

Important Notice Regarding Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy statement, the notice of annual meeting, the form of proxy and our annual report, is first being sent or given on April 16, 2025 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed as of April 16, 2025 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions online, by telephone or by mail as soon as possible.

By order of the Board of Directors,

Nicholas A. Saccomano, Ph.D.
President and Chief Executive Officer

6707 Winchester Cir #400, Boulder, CO 80301
April 16, 2025

ONKURE THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, May 27, 2025 at 9:00 a.m. Eastern Time
EXPLANATORY NOTE
On October 4, 2024 (the “Closing Date”), the Delaware corporation formerly known as “Reneo Pharmaceuticals, Inc.” (“Reneo”) completed its previously announced merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2024 (the “Merger Agreement”), by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo, and OnKure, Inc., a Delaware corporation (“Legacy OnKure”).
Pursuant to the Merger Agreement, on the Closing Date, (i) Reneo effected a reverse stock split of Reneo’s issued common stock at a ratio of 1:10, (ii) Reneo changed its name to “OnKure Therapeutics, Inc.”, (iii) Reneo reclassified all of its common stock as Class A Common Stock or Class B Common Stock, and (iv) Merger Sub I merged with and into Legacy OnKure (the “Merger”), with Legacy OnKure as the surviving company in the Merger and, after giving effect to such Merger, Legacy OnKure became a wholly owned subsidiary of OnKure Therapeutics, Inc. (together, the “Combined Company”). Following the completion of the Merger, the business conducted by Combined Company has been primarily the business previously conducted by Legacy OnKure.
Unless the context otherwise requires, “OnKure,” “we,” “us,” “our,” and the “Company” refer to the Combined Company. All references herein to the “Board” refer to the board of directors of OnKure Therapeutics, Inc.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board for use at the 2025 annual meeting of stockholders, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Tuesday, May 27, 2025 at 9:00 a.m. Eastern Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OKUR2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. Stockholders will not be permitted to attend the meeting in person.
The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement, the notice of annual meeting, the form of proxy and our annual report, is first being sent or given on April 16, 2025 to all stockholders of record as of the close of business on April 1, 2025. The proxy materials and our annual report can be accessed as of April 16, 2025 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•	the election of two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified; and
•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
As of the date of this proxy statement, our management and our Board was not aware of any other matters to be presented at the annual meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•	“FOR” the election of each director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Who is entitled to vote at the annual meeting?
Holders of our Class A Common Stock (“Class A Common Stock”) as of the close of business on April 1, 2025, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 12,755,348 shares of our Class A Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Except as (and only to the extent) otherwise required by applicable law, the holders of our Class B Common Stock (“Class B Common Stock”) have no voting rights with respect to such shares of Class B Common Stock, and our Class B Common Stock shall not entitle the holder thereof to vote on any matter, including the election of directors, at any time.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m. Mountain Time at our principal executive offices located at 6707 Winchester Cir #400, Boulder, CO 80301 by contacting our Corporate Secretary.

How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the votes of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. With respect to each director nominee, you may (i) vote FOR the election of such director nominee or (ii) WITHHOLD the authority to vote for the election of such nominee. Any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

•
Proposal No. 2: The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of the majority of the voting power of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the subject matter. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal.

What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws (our “Bylaws”) and Delaware law. The presence, by remote communication or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Whether or not a quorum is present, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record of shares of Class A Common Stock, you may vote in one of the following ways:
•
by internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on May 26, 2025 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website);

•
by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on May 26, 2025 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you call);

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•
by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/OKUR2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website to follow the included instructions).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record of shares of Class A Common Stock and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•	“FOR” the election of each director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of Class A Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any proposals which are considered non-routine matters absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record of shares of Class A Common Stock, you can change your vote or revoke your proxy before the annual meeting by:
•	entering a new vote by internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•
delivering a written notice of revocation to our Corporate Secretary at OnKure Therapeutics, Inc., 6707 Winchester Cir #400, Boulder, CO 80301, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending virtually and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only. Stockholders will not be permitted to attend in person.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/OKUR2025. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Eastern Time and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Nicholas A. Saccomano, our President and Chief Executive Officer, Jason Leverone, our Chief Financial Officer, and Rogan Nunn, our Corporate Secretary and General Counsel, or any of them, each with the power to appoint his substitute, have been designated as proxy holders for the annual meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact the Company’s transfer agent?
You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at 718-921-8300, or by mail at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the internet at https://equiniti.com/us/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to disclose preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials and our annual report on the internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials and annual reports in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials and our annual report on the internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
OnKure Therapeutics, Inc.
Attention: Investor Relations
6707 Winchester Cir #400
Boulder, CO 80301
Tel: (720) 307-2892
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the proposal must be received by our Corporate Secretary at our principal executive offices on or before December 17, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 and Rule 14a-19 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
OnKure Therapeutics, Inc.
Attention: Corporate Secretary
6707 Winchester Cir #400
Boulder, CO 80301
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our Corporate Secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our Bylaws. To be timely, a stockholder’s written notice must be received by our Corporate Secretary at our principal executive offices:
•	no earlier than 8:00 a.m. Mountain Time on January 27, 2026, and
•	no later than 5:00 p.m. Mountain Time on February 26, 2026.
In the event that we hold our 2026 annual meeting more than 30 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our Corporate Secretary at our principal executive offices:
•	no earlier than 8:00 a.m. Mountain Time on the 120th day prior to the day of our 2026 annual meeting, and
•
no later than 5:00 p.m. Mountain Time on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of such stockholder’s intention to present a proposal or nomination at an annual meeting of stockholders does not appear to present such stockholder’s proposal or nomination at such annual meeting, then we are not required to present the proposal or nomination, as applicable, for a vote at such annual meeting.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our Board currently consists of seven directors, five of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2025, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Isaac Manke, Ph.D.(1)(2)(3)	I	48	Director	2024	2025	2028
Nicholas A. Saccomano, Ph.D.	I	66	Chief Executive Officer, President and Director	2024	2025	2028
Continuing Directors
R. Michael Carruthers(1)	II	67	Director	2024	2026	—
Valerie M. Jansen, M.D., Ph.D.(3)	II	47	Director	2024	2026	—
Edward T. Mathers(2)	II	64	Director	2017	2026	—
Michael Grey.	III	72	Director	2017	2027	—
Andrew Phillips, Ph.D.(1)(2)	III	54	Director and Chairperson of the Board	2024	2027	—

(1)	Member of the Audit Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Nominating and Corporate Governance Committee of the Board
Nominees for Director
Isaac Manke, Ph.D. has been a member of the Board since the closing of the Merger and previously served on the Legacy OnKure board of directors since March 2021. Dr. Manke has more than 15 years of experience in the life science industry as an investor, research analyst, consultant and scientist. Dr. Manke has served as a General Partner at Acorn Bioventures since April 2020, where he focuses on investing in small cap public and private biotechnology companies. Prior to Acorn, Dr. Manke spent 11 years at New Leaf Venture Partners (NLV) through 2019. In addition to private venture investments, during his time at NLV, he also led the firm’s public investment activities. Dr. Manke has been a board member for several biotechnology companies, including Q32 Bio Inc. (NASDAQ: QTTB) since October 2020, True North Therapeutics (acquired by Bioverativ), Karos Pharmaceuticals (acquired by an undisclosed company), and Addex Therapeutics Ltd (NASDAQ: ADXN) since 2016. Dr. Manke holds a B.A. in biology and a B.A. in chemistry from Minnesota State University (Moorhead), and a Ph.D. in biophysical chemistry and molecular structure from the Massachusetts Institute of Technology. Our Board believes Dr. Manke is qualified to serve on our Board because of his education and his experience in the life sciences industry and in venture capital.
Nicholas Saccomano, Ph.D. has served as our Chief Executive Officer and President and a member of the Board since the closing of the Merger. He previously served as Legacy OnKure’s Chief Executive Officer since September 2023, as President since May 2024, and as a member of the Legacy OnKure board of directors since March 2021. Dr. Saccomano has over 30 years of experience in pharmaceutical and biotechnology research and development, with expertise in discovery research, clinical development, portfolio strategy, technology and clinical candidate licensing, and scientific partnering. Prior to joining Legacy OnKure, he was the Chief Science Officer at Pfizer Inc.’s Boulder facility (previously Array BioPharma, Inc. prior to its acquisition by Pfizer, Inc. in 2019) from August 2019 to January 2022, the Chief Scientific Officer at Array BioPharma Inc. from May 2014 to August 2019, and the Chief Technology Officer at SomaLogic from July 2009 to May 2014. Dr. Saccomano currently serves on the board of directors of BioLoomics, Inc., Kestrel Therapeutics, Inc., and Modulo Bio, Inc. Dr. Saccomano holds a B.S. from the State University of New York at Buffalo and a Ph.D. in

organic chemistry from Columbia University. Our Board believes Dr. Saccomano is qualified to serve on our Board because of his role as our President and Chief Executive Officer and his extensive leadership and operational experience within the pharmaceutical and biotech industries.
Continuing Directors
Andrew Phillips, Ph.D. has been a member of the Board since the closing of the Merger and previously served on the Legacy OnKure board of directors since March 2021. He was appointed as Chairman in connection with the closing of the Merger. Dr. Phillips has served as President and Chief Executive Officer of Aleksia Therapeutics, Inc., a biotechnology company, and Nexo Therapeutics, Inc., a biotechnology company, since August 2022. Previously, Dr. Phillips served as a Managing Director at Cormorant Asset Management, an investment manager, from August 2020 to August 2022. Dr. Phillips has served as on the board of directors of Enliven Therapeutics, Inc. (NASDAQ: ELVN) since December 2020, and MoonLake Immunotherapeutics, Inc. (NASDAQ: MLTX), since April 2021. He has also served as the Chief Financial Officer of Helix Acquisition Corp. from April 2021 to April 2022, and since June 2021, he has served as Chief Executive Officer of Blossom Bioscience Ltd. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc. (NASDAQ: CCCC), a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010, he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in biochemistry and a Ph.D. in chemistry from the University of Canterbury in New Zealand. Our Board believes Dr. Phillips is qualified to serve on our Board because of his extensive experience in the biotechnology industry, his education and his leadership experience as a senior executive.
R. Michael Carruthers has been a member of the Board since the closing of the Merger and previously served on the Legacy OnKure board of directors since March 2021. Mr. Carruthers has served as the Chief Financial Officer of Edgewise Therapeutics, Inc. (NASDAQ: EWTX), a publicly traded biopharmaceutical company, since September 2020. Mr. Carruthers consulted as Chief Financial Officer of OnKure between March 2019 and May 2021, and has served on the board of directors of Elevation Oncology (NASDAQ: ELEV), a publicly traded biopharmaceutical company, since May 2021. Mr. Carruthers previously served as Chief Financial Officer of Brickell Biotech, Inc., a publicly traded biopharmaceutical company, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a publicly traded biopharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, he served as Chief Financial Officer of Array BioPharma Inc. a publicly traded biopharmaceutical company. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and a Senior Auditor with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at Western Colorado University, and received a B.S. in accounting from the University of Colorado Boulder and a M.B.A. from the University of Chicago. Our Board believes Mr. Carruthers is qualified to serve on our Board because of his experience serving as chief financial officer for publicly traded biopharmaceutical companies and his extensive knowledge of corporate finance and strategic planning.
Valerie M. Jansen, M.D., Ph.D. joined the Board in connection with the closing of the Merger. She previously served as the Chief Medical Officer of Elevation Oncology, Inc. (NASDAQ: ELEV) from October 2021 to March 2025 and as the Vice President of Clinical Development from April 2021 to October 2021. Prior to that, she served as Executive Medical Director of Mersana Therapeutics (NASDAQ: MRSN) from January 2020 to April 2021. Prior to Mersana Therapeutics, Dr. Jansen was employed at Eli Lilly and Company (NYSE: LLY), where she served as Senior Medical Advisor from September 2017 to January 2020. Prior to Eli Lilly, Dr. Jansen was employed at the Vanderbilt University Medical Center from July 2010 to July 2018 serving, most recently, as Adjunct Instructor in Medicine. Dr. Jansen received a B.A. in Chemistry from Maryville College, a Ph.D. in Molecular Sciences from the University of Tennessee Health Science Center and an M.D. from the University of Chicago Pritzker School of Medicine. Our Board believes Dr. Jansen is qualified to serve on our Board because of her experience serving as chief medical officer and other clinical development roles for biopharmaceutical companies.

Michael Grey has been a member of the Board since the closing of the Merger. He previously served as Executive Chairman of Reneo’s board of directors from December 2017 until the closing of the Merger, and as Chairman of Reneo’s board of directors and Reneo’s Chief Executive Officer from September 2014 to December 2017. Mr. Grey has served as the Executive Chairman of the board of the following life science companies: Spruce Biosciences, Inc. (NASDAQ: SPRB) since March 2018, Plexium, Inc., a private company, since August 2020, and Theolytics Ltd., a private company, since November 2023. Mr. Grey has served as Chairman of Sorriso Pharmaceuticals, Inc., a private company, since April 2022 and as Chief Executive Officer from April 2021 to April 2022. Additionally, Mr. Grey previously served in the below listed capacities for the following life science companies: Executive Chairman and Chief Executive Officer of Mirum Pharmaceuticals, Inc. (NASDAQ: MIRM) from May 2018 to March 2019, Chief Executive Officer of Amplyx Pharmaceuticals, Inc., a private company, from September 2014 to December 2017 and then as Executive Chairman from January 2018 until April 2020, and as Executive Chairman of Curzion Pharmaceuticals, Inc., a private company, from May 2019 to April 2020. Mr. Grey has served on the board of directors of Mirum Pharmaceuticals since May 2018 and as Chair since March 2019. Mr. Grey also previously served on the board of directors of the following publicly traded life science companies: BioMarin Pharmaceuticals (NASDAQ: BMRN) from December 2005 until May 2021, Horizon Therapeutics plc (NASDAQ: HZNP) from January 2011 until October 2023, and Mirati Therapeutics Inc. from November 2014 to June 2021. Mr. Grey has also served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc., and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom. Our Board believes that Mr. Grey’s extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualify him to serve on our Board.
Edward T. Mathers has been a member of the Board since the closing of the Merger and previously served as a member of Reneo’s board of directors from December 2017 until the closing of the Merger. Mr. Mathers is Partner at New Enterprise Associates, Inc. (NEA), a private venture capital firm focusing on technology and healthcare investments. Mr. Mathers serves on the board of directors of the following publicly traded life science companies: Trevi Therapeutics, Inc. (NASDAQ: TRVI) since July 2017, Inozyme Pharma, Inc. (NASDAQ: INZY) since January 2017, Rhythm Pharmaceuticals, Inc. (FSE: 1RV.F) since March 2010, Synlogic, Inc. (NASDAQ: SYBX) since October 2012, Senti Biosciences, Inc. (NASDAQ: SNTI) since July 2016 and MBX Biosciences, Inc. (NASDAQ: MBX) since July 2020. Mr. Mathers previously served on the board of directors of the following publicly traded companies: ObsEva SA (OTC: OBSEF) from November 2015 to June 2023, Mirum Pharmaceuticals, Inc. (NASDAQ: MIRM) from November 2018 to September 2022, Akouos, Inc. from October 2017 to December 2022, Lumos Pharma, Inc. from January 2014 to March 2020, Ra Pharmaceuticals, Inc. from February 2010 to April 2020, and Liquidia Technologies, Inc. from July 2009 to May 2019. From 2002 to 2008, Mr. Mathers served as Executive Vice President, Corporate Development and Venture at MedImmune, Inc., a biopharmaceutical company, and led its venture capital subsidiary, MedImmune Ventures, Inc. Before Joining MedImmune in 2002, Mr. Mathers was Vice President, Marketing and Corporate Licensing and Acquisitions at Inhale Therapeutic Systems, a biotechnology company. Previously, Mr. Mathers spent 15 years a Glaxo Wellcome, Inc. (GlaxoSmithKline), where he held various sales and marketing positions. Mr. Mathers received a B.S. in Chemistry from North Carolina State University. Our Board believes that Mr. Mathers’ experience as a venture capitalist, as an executive and in business development and his experience in serving on the board of directors for several public and private pharmaceutical and life sciences companies qualifies him to serve on our Board.
Director Independence
Our Class A Common Stock is listed on Nasdaq. As required under Nasdaq listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. A director will only qualify as an independent if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Nasdaq listing rules applicable to compensation committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that R. Michael Carruthers, Valerie Jansen, Isaac Manke, Edward Mathers and Andrew Phillips, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Dr. Saccomano is not considered an independent director because of his position as our Chief Executive Officer and President. Mr. Grey is not considered an independent director because of his recent former service as Reneo’s Executive Chairman.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Our corporate governance framework provides our Board flexibility to determine the appropriate leadership structure for us, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our Board considers many factors, including the needs of the business, our Board’s assessment of its leadership needs from time to time and the best interests of our stockholders.
Our Board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson ensures that our Board’s time and attention are focused on providing independent oversight of management and matters critical to our company.
Andrew Phillips currently serves as the chairperson of the Board. The Board believes that Dr. Phillips’s understanding of our business, industry expertise, as well as leadership and governance experience, enable Dr. Phillips to lead our Board effectively.
Role of Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. One of the key functions of our Board is informed oversight of our risk management process. Our executive officers are responsible for the day-to-day management of the material risks we face, while our Board, as a whole and assisted by its committees, administers its oversight function.
Our Board has tasked designated standing committees with oversight of certain categories of risk management. The Audit Committee of our Board (the “Audit Committee”) assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity, and also discusses with management and the independent auditor, among other things, guidelines and policies with respect to risk assessment and risk management. The Compensation Committee of our Board (the “Compensation Committee”) assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”) assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.

Our Board believes its current leadership structure supports the risk oversight function of the Board.
Committees of the Board
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a charter, which is available at investors.onkuretherapeutics.com. The Board may establish other committees from time to time.
Audit Committee
The Audit Committee, was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee is responsible for the following activities, among other things:
•	select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;
•	review and pre-approve the scope and plans for the audits and the audit fees and pre-approve all non-audit and tax services to be performed by the independent auditor;
•	evaluate the independence and qualifications of our independent registered public accounting firm;
•
review our financial statements, and discuss with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews, including a review of our disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” discussion in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

•	review and discuss with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•	discuss with management our procedures regarding the presentation of our financial information, and review earnings press releases and guidance;
•	oversee the design, implementation and performance of our internal audit function, if any;
•	set hiring policies with regard to the hiring of employees and former employees of our independent auditor and oversee compliance with such policies;
•	review, approve and monitor related party transactions;
•
adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	review and discuss with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•
review and discuss with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks, including the oversight of risks from cybersecurity threats.

The members of the Audit Committee are R. Michael Carruthers, Andrew Phillips and Isaac Manke. R. Michael Carruthers is the Chair of the Audit Committee and is a financial expert under the rules of the SEC. To qualify as independent to serve on the Audit Committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from us, other than for service as a director, or be an affiliated person of us. The composition of the Audit Committee complies with the applicable requirements of the rules and regulations of Nasdaq and the SEC. The Audit Committee met four times during the fiscal year. References to the “Audit Committee” in this proxy statement refer to our Audit Committee and, with respect to pre-Merger actions, its predecessor committee of the Reneo board of directors. The Board has adopted a written charter of the Audit Committee that is available to stockholders on our website at investors.onkuretherapeutics.com.

Compensation Committee
The Compensation Committee is responsible for the following activities, among other things:
•	review, approve or make recommendations to the Board regarding the compensation for our executive officers, including our chief executive officer;
•	review, approve and administer our employee benefit and equity incentive plans;
•	establish and review the compensation plans and programs of our employees, and ensure that they are consistent with our general compensation strategy;
•	determine or make recommendations to the Board regarding non-employee director compensation; and
•	approve or make recommendations to the Board regarding the creation or revision of any clawback policy.
The members of the Compensation Committee are Andrew Phillips, Isaac Manke and Edward Mathers. Dr. Phillips is the Chair of the Compensation Committee. Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. The composition of the Compensation Committee complies with the applicable requirements of the rules and regulations of Nasdaq. The Compensation Committee met two times during the fiscal year. References to the “Compensation Committee” in this proxy statement refer to our Compensation Committee and, with respect to pre-Merger actions, its predecessor committee of the Reneo board of directors. The Compensation Committee has adopted a written charter that is available to stockholders on our website at investors.onkuretherapeutics.com.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as it deems appropriate. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In general, the Compensation Committee has set executive compensation to be competitive with compensation provided by peer companies identified by the Compensation Committee, to promote retention of our executive officers and to incentivize our executive officers in achieving our short- and long-term corporate goals.
In 2024, in connection with the Merger, the Legacy OnKure board of directors and its compensation committee and Reneo’s board of directors reviewed our current employee and director compensation. As part of this review, the Legacy OnKure compensation committee recommended approval of the OnKure Therapeutics, Inc. 2024 Equity Incentive Plan (the “Plan”), and the Plan was subsequently approved by the boards of directors of Legacy OnKure and Reneo and by Reneo’s stockholders on September 26, 2024, and ratified by the Board following the completion of the Merger.
The current compensation for the Named Executive Officers (as defined below) was recommended by the Legacy OnKure compensation committee, approved by the boards of directors of Legacy OnKure and Reneo in 2024, and ratified by the Board following the completion of the Merger. See the section titled “Executive Compensation” for a listing of our Named Executive Officers and discussion of current compensation for the Named Executive Officers.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements:the determination of compensation levels and the establishment of performance objectives for the current year. The Legacy OnKure compensation committee in conjunction with the Legacy OnKure’s board of directors served similar functions with respect to the assessment and determination of compensation for the Legacy OnKure executives.
The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our other executive officers, including annual base salaries, annual and long-term incentive or bonus awards, employment agreements, and severance and change in control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. The Compensation Committee evaluates the performance of the Chief Executive Officer in light of Company and individual goals and objectives, and makes appropriate recommendations for improving performance. In performing the evaluation, the Chair of the Compensation Committee may solicit comments from the other non-employee members of the Board and lead the Board in an overall review of the Chief Executive Officer’s performance in an executive session of non-employee members of the Board. If the compensation for the Chief Executive Officer or any other executive officer is governed by an employment agreement, the Compensation Committee approves such employment agreement and any amendments thereto. In connection with the Merger, the Legacy OnKure board of directors and the Reneo board of directors approved and we entered into new employment agreements with the Chief Executive Officer and other executive officers, and these agreements were ratified by the Board following the completion of the Merger.
For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee has responsibility for the following activities, among other things:
•	review and assess and make recommendations to the Board regarding desired qualifications, expertise and characteristics sought of Board members;
•	identify, evaluate, select or make recommendations to the Board regarding nominees for election to the Board;
•	develop policies and procedures for considering stockholder nominees for election to the Board;
•	review our succession planning process for our chief executive officer and any other members of our executive management team;
•	review and make recommendations to the Board regarding the composition, organization and governance of the Board and its committees;
•	review and make recommendations to the Board regarding our corporate governance guidelines and corporate governance framework;
•	oversee director orientation for new directors and continuing education for the Board;
•	oversee the evaluation of the performance of the Board and its committees;
•
review and monitor compliance with our code of business conduct and ethics, and review conflicts of interest of the director and officers other than related party transactions reviewed by the Audit Committee; and

•	administer policies and procedures for communications with the non-management members of the Board.
The members of the Nominating and Corporate Governance Committee are Isaac Manke and Valerie M. Jansen. Dr. Manke is the Chair of the Nominating and Corporate Governance committee. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under, and complies with, any applicable requirements of the rules and regulations of Nasdaq. The Nominating and Corporate Governance Committee did not meet during the 2024 fiscal year. References to the “Nominating and Corporate Governance Committee” in this proxy statement refer to our Nominating and Corporate Governance Committee and, with respect to pre-Merger actions, its predecessor committee of the Reneo board of directors. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at investors.onkuretherapeutics.com.
The Nominating and Corporate Governance Committee periodically reviews the compensation of non-employee Directors for service on the Board and committees thereof. In 2024, the Nominating and Corporate Governance Committee began a review of its Director compensation levels considering general market conditions in the life science industry, and in comparison to other clinical stage biopharmaceutical companies, and the Nominating and Corporate Governance Committee recommended, and the Board approved, revised compensation for non-employee Directors, discussed in “Director Compensation” below.
It is the responsibility of the Nominating and Corporate Governance Committee to adopt a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for membership on the Board, the Nominating and Corporate Governance Committee will canvass its members and our management team for potential candidates for the Board. The Nominating and Corporate Governance Committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The Nominating and Corporate Governance Committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by our Corporate Secretary. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The Nominating and Corporate Governance Committee keeps the Board apprised of its discussions with potential nominees, and the names of potential nominees received from our current directors, management and stockholders, if the stockholder notice of nomination is timely made.
Although the Board has not adopted a fixed set of minimum qualifications for candidates for membership on the Board, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of a potential member, such as the candidate’s character, professional ethics and integrity, judgment, business acumen, education, professional background and field of expertise including industry or academic experience in the pharmaceutical and biotechnology fields, experience in corporate governance and management, understanding of our business, the reasonable availability of the potential member to devote time to our affairs, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes it is essential that Board members come from a variety of backgrounds and experiences.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall contributions to us and the Board during their terms, including level of attendance, level of participation, quality of performance and contribution to the Board’s responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq and SEC purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the Board by majority vote.
Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Corporate Secretary. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate. Stockholders may also nominate candidates directly for election to the Board at our annual meeting of stockholders by following the notice, deadline and other requirements set forth in our Bylaws. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder.
In 2024, the Nominating and Corporate Governance Committee did not pay any fees to assist in the process of identifying or evaluating director candidates.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2024, our Board held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served and (ii) the total number of meetings held by all committees on which such director served during the periods that such director served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of stockholders following the closing of the Merger.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Edward Mathers, Isaac Manke, and Andrew Phillips. During 2024, Paul W. Hoelscher and Bali Muralidhar also served on our Compensation Committee until October 4, 2024. None of the members of our Compensation Committee during the fiscal year ended December 31, 2024 or as the date of this proxy statement is or has been an officer or employee of our company, nor has any member of our Compensation Committee had any relationship with our company requiring further disclosure. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. See “Related Person Transactions” for more information regarding certain transactions involving members of our Compensation Committee and/or their affiliates requiring disclosure under Item 404 of Regulation S-K.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, and business experience, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board.
If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.
Stockholder Recommendations and Nominations to our Board
Our Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our Bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our Corporate Secretary at OnKure Therapeutics, Inc., 6707 Winchester Cir #400, Boulder, CO 80301, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our Bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our Bylaws and the rules and regulations of the SEC and should be sent in writing to our Corporate Secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the deadlines discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” in the “question and answer” portion of this proxy statement.
Communications with the Board
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our Legal Department by mail to our principal executive offices at OnKure Therapeutics, Inc., 6707 Winchester Cir #400, Boulder, CO 80301. Our Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) relate to matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Insider Trading Policy and Policy Prohibiting Hedging or Pledging of Securities
We have adopted an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, and that is designed to promote compliance with insider trading laws, rules and regulations.
Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account. In addition, with regard to our trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general.
We maintain a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.
Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at investors.onkuretherapeutics.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this proxy statement.
If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K.
Director Compensation
Legacy OnKure’s policy was to provide each director who is neither an employee nor affiliated with funds invested in Legacy OnKure preferred stock with an annual retainer of $40,000, which generally was paid in quarterly installments, subject to the director’s continued service to Legacy OnKure. Dr. Saccomano was not eligible to receive this retainer for fiscal 2024 given his status as chief executive officer of Legacy OnKure. Legacy OnKure also reimbursed its directors for expenses associated with attending meetings of the Legacy OnKure board of directors and its committees.
Dr. Saccomano is Legacy OnKure’s only director who was an employee director during 2024. See the section titled “Executive Compensation” for information about Dr. Saccomano’s compensation.
During the portion of 2024 prior to the Merger, Michael Grey and Edward Mathers served on the Reneo board of directors, and each was compensated for such services pursuant to Reneo’s Non-Employee Director Compensation Policy (the “Reneo Director Policy”). Pursuant to the Reneo Director Policy, Messrs. Grey and Mathers were entitled to an annual retainer of $40,000 plus, for Mr. Grey, an additional annual retainer of $30,000 for his service as non-executive Chair of the Reneo board of directors and, for Mr. Mathers, an additional annual retainer of $5,000 for his services on the Reneo compensation committee. Mr. Grey received an annual fee of $100,000 for his services as Reneo Executive Chairman in lieu of the cash fees he would otherwise receive as a non-employee member of Reneo’s board of directors pursuant to the Reneo Director Policy. The annual retainers were paid in equal annual installments in arrears on the last day of each fiscal quarter in which the service occurred. Neither of Messrs. Grey and Mathers received any Reneo equity awards in 2024 pursuant to the Reneo Director Policy. Upon the closing of the Merger, no further payments were made under the Reneo Director Policy. In connection with the Merger, the Reneo board of directors approved the acceleration of vesting, to the extent not previously vested, of all Reneo stock options and Reneo restricted stock units held by Reneo’s directors and executive officers, including Messrs. Grey and Mathers, effective as of the effective time of the Merger (the “Effective Time”).

The following table presents the total compensation that each of our then non-employee directors received during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Isaac Manke, Ph.D.	14,752	247,557	—	—	262,309
R. Michael Carruthers	43,740	247,557	—	—	291,297
Andrew Phillips, Ph.D.	21,336	247,557	—	—	268,893
Valerie M. Jansen, M.D., Ph.D.	10,729	247,557	—	—	258,286
Michael Grey(2)	85,849	247,557	—	—	333,406
Edward Mathers(3)	49,021	247,557	—	—	296,578

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards granted during 2024, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The assumptions used in calculating the grant date fair value of the awards disclosed in this column are set forth in Note 12 to our audited financial statements included elsewhere in this proxy statement. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon vesting, settlement or exercise of equity awards or the sale of the common stock underlying such equity awards.

(2)
Includes $76,096 of cash fees paid by Reneo prior to the Merger. Mr. Grey received an annual fee of $100,000 for his services as Reneo Executive Chairman in lieu of the cash fees he would otherwise receive as a non-employee member of Reneo’s board of directors pursuant to the Reneo Director Policy.

(3)	Includes $38,048 of cash fees earned by Mr. Mathers for his service as a non-employee director of Reneo for January 1, 2024 through the Merger that were paid directly to NEA by Reneo.
The following table lists all outstanding stock and option awards held by non-employee directors as of December 31, 2024.

Name	Number of Shares Underlying Outstanding RSU Awards	Number of Shares Underlying Outstanding Options
Isaac Manke, Ph.D.	—	15,300
R. Michael Carruthers	4,065	18,384
Andrew Phillips, Ph.D.	—	15,300
Valerie M. Jansen, M.D., Ph.D.	—	15,300
Michael Grey	—	40,236
Edward Mathers	—	20,200

Director Compensation Policy
In 2024, the compensation committee of the Legacy OnKure board of directors retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a third-party compensation consultant, to provide the Legacy OnKure board of directors and its compensation committee with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to our non-employee directors. Based on the discussions with and assistance from the compensation consultant with Legacy OnKure’s compensation committee, in connection with the Merger, the Legacy OnKure board of directors and the Reneo board of directors approved an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors, with the Outside Director Compensation Policy becoming effective as of immediately prior to the Effective Time. The Outside Director Compensation Policy was ratified by the Board following the closing of the Merger.
Cash Compensation
The Outside Director Compensation Policy provides for the following cash compensation program for non-employee directors following the closing of the Merger:
•	$40,000 per year for service as a non-employee director;
•	$30,000 per year for service as non-employee Chair of the Board;

•	$15,000 per year for service as Chair of the Audit Committee;
•	$7,500 per year for service as a member of the Audit Committee;
•	$10,000 per year for service as Chair of the Compensation Committee;
•	$5,000 per year for service as a member of the Compensation Committee;
•	$8,000 per year for service as Chair of the Nominating and Corporate Governance Committee; and
•	$4,000 per year for service as a member of the Nominating and Corporate Governance Committee.
RSU Award in Lieu of Cash Retainers
Under the Outside Director Compensation Policy, a non-employee director may elect to convert 100% of his or her retainer fees with respect to services to be performed in a future fiscal year (or portion of a fiscal year with respect to certain initial elections) into an award of RSUs (a “Retainer Award”), in accordance with the election procedures under the Outside Director Compensation Policy, and in addition, (i) individuals who were non-employee directors as of immediately following the closing of the Merger has the option to make such election with respect to retainer fees payable for services provided as a non-employee director in fiscal year 2024, and (ii) individuals who become non-employee directors following the closing of the Merger may make such election with respect to retainer fees payable for services provided as a non-employee director for their initial year of service as a non-employee director. Retainer Awards will be granted automatically on the last day of the fiscal quarter to which such election relates, subject to continued service through such date. The number of shares subject to a Retainer Award will be determined by dividing (x) the aggregate annual amount of cash fees described above applicable to the non-employee director as of the last day of the applicable fiscal quarter for which the non-employee director receives the Retainer Award, by (y) the fair market value of a share of our Class A Common Stock on the date of grant of the Retainer Award (which, under the Plan generally is the closing sales price of a share of our Class A Common Stock on the date of the grant of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported)). Each Retainer Award will be fully vested as of the date of grant. No outside directors elected to receive Retainer Awards for services provided as a non-employee director in fiscal year 2024.
Equity Compensation
Each individual serving as a non-employee director as of immediately following the Effective Time was granted an award of stock options to purchase 15,300 shares of Class A Common Stock (the “Closing Award”). The Closing Award was granted automatically on the date of the closing of the Merger. Each Closing Award is scheduled to vest in equal monthly installments over the next 36 months on the same day of each relevant month as the applicable vesting date, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date. The Closing Awards were not permitted to be exercised prior to the time that a Registration Statement on Form S-8 relating to the issuance of our Class A Common Stock under the Plan became effective, which occurred on December 9, 2024.
Initial Award. Each individual who first becomes a non-employee director following the closing of the Merger will receive, on the first trading day on or after the date on which such individual first becomes a non-employee director, an award of stock options to purchase 15,300 shares of our Class A Common Stock (an “Initial Award”), provided that if an individual was an employee director, becoming a non-employee director due to termination of the individual’s status as an employee will not entitle such individual to an Initial Award. Further, such stock options were not permitted to be exercised prior to the time that a Registration Statement on Form S-8 relating to the issuance of our Class A Common Stock under the Plan became effective, which occurred on December 9, 2024. Each Initial Award will be scheduled to vest as to 1/36th of the shares subject to the Initial Award each month following the Initial Award’s grant date on the same day of the month as such grant date (or on the last day of the month, if there is no corresponding day in such month), in each case subject to continued services through the applicable vesting dates.
Annual Award. On the first trading day immediately following each Annual Meeting of our stockholders (an “Annual Meeting”) that occurs after the closing of the Merger, each non-employee director will receive an award of stock options to purchase 7,650 shares of our Class A Common Stock (the “Annual Award”). If an individual commenced service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting (or if there is no such prior Annual Meeting, then after the closing of the Merger), then such Annual Award will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12-month period immediately preceding such Annual Meeting (with any resulting fractional share rounded down to the nearest whole share). The Annual Award will be scheduled to vest in full on the earlier of the one-year anniversary of the Annual Award’s grant date or the day immediately prior to the date of the next Annual Meeting that occurs after the Annual Award’s grant date, subject to continued services through the applicable vesting dates.
Change in Control. In the event of a change in control (as defined in the Plan), each non-employee director’s then-outstanding equity awards that were granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through immediately prior to such change in control.
Other Award Terms. Each Retainer Award, Closing Award, Initial Award and Annual Award will be granted under the Plan (or its successor plan, as applicable) and applicable forms of award agreement under such plan. Other than Retainer Awards, awards will have a maximum term to expiration of ten years from their grant and a per-share exercise price equal to 100% of the fair market value of a share of our Class A Common Stock on the award’s grant date.
Director Compensation Limits. The Outside Director Compensation Policy will provide that in any fiscal year, a non-employee director may be granted equity awards (with the value of equity awards based on its grant date fair value determined in accordance with U.S. GAAP for purposes of this limit) and be provided any cash retainers or fees with an aggregate value of no more than $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of initial service as a non-employee director. Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director), or provided before the closing of the Merger, will not count toward this annual limit. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS
Our Board currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Isaac Manke, Ph.D. and Nicholas A. Saccomano, Ph.D. as nominees for election as Class I directors at the annual meeting. If elected, each of Dr. Manke and Dr. Saccomano will serve as a Class I director until the 2028 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Dr. Manke and Dr. Saccomano have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy.
Vote Required
Each director is elected by a plurality of the votes of the shares present by remote communication or represented by proxy at the meeting and entitled to vote generally on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR
NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
At the annual meeting, we are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our Audit Committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment of KPMG, then our Audit Committee may reconsider the appointment. One or more representatives of KPMG are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
On November 7, 2024, Ernst & Young LLP (“EY”) was dismissed as our independent registered public accounting firm. The decision to dismiss EY was approved by the Audit Committee.
The reports of EY on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the 2022 audit report contained an explanatory paragraph regarding our ability to continue as a going concern.
During our fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through November 7, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
We provided EY with a copy of the foregoing disclosures and requested EY to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of EY’s letter to the SEC dated November 7, 2024 regarding these statements is filed as Exhibit 16.1 to our Current Report on Form 8-K, which we filed with the SEC on November 7, 2024. We have also furnished to EY the disclosures made in this Proposal No. 2. Representatives of EY are not expected to be present at the annual meeting.
KPMG served as the independent registered public accounting firm of Legacy OnKure prior to the consummation of the Merger. On November 7, 2024, the Audit Committee engaged KPMG as our independent registered public accounting firm.
During Legacy OnKure’s fiscal years ended December 31, 2023 and 2022 and the subsequent period from January 1, 2024 to September 30, 2024, neither Legacy OnKure nor anyone on its behalf consulted KPMG regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Legacy OnKure’s financial statements, and neither a written report nor oral advice was provided to Legacy OnKure that KPMG concluded was an important factor considered by Legacy OnKure in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees billed, or expected to be billed, to us by KPMG and EY for the fiscal years ended December 31, 2024 and December 31, 2023:

	2024(4)	2024(5)	2023(6)
Audit Fees(1)	$595,000	$275,300	$613,412
Audit-related Fees(2)	—	15,000	—
Tax Fees	—	—	—
All Other Fees(3)	23,985	—	2,000
Total Fees	$618,985	$290,300	$615,412

(1)
Audit Fees include fees for the (i) audit of the financial statements included in our Form 10-K for our fiscal years ended December 31, 2024, and December 31, 2023, (ii) review of Legacy OnKure’s interim financial statements included on Forms S-4, S-1 and 8-K and (iii) attest, consent and review services normally provided by the accountant in connection with SEC filings. Included in the 2023 audit fees are $135,622 of fees billed in connection with the Reneo public offering that closed in May 2023.

(2)	Audit-related Fees include fees for accounting consultations.
(3)	Consists of non-audit fees in connection with access to the EY on-line accounting research and disclosures database.
(4)	Represents fees from KPMG for audit of fiscal year 2024.
(5)	Represents fees from EY for audit of fiscal year 2024.
(6)	Represents fees from EY for audit of fiscal year 2023.
All fees described above were approved by the Audit Committee.
Auditor Independence
In 2024, there were no other professional services provided by KPMG, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of KPMG.
Pre-Approval Policies and Procedures
The above services performed by the independent registered public accounting firm were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services that our independent registered public accounting firm may perform. The policy also requires that our independent registered public accounting firm provide in writing:
•	an annual description of all relationships between the independent registered public accounting firm and the client that may reasonably be thought to bear on independence;
•	confirmation that, in the independent registered public accounting firm’s professional judgment, it is independent of the client under SEC requirements; and
•	discussion of its independence and the potential effects on its independence of performing any non-audit related services.
The services expected to be performed by our independent registered public accounting firm during the subsequent fiscal year are presented to the Audit Committee for pre-approval. Any pre-approval must describe, in writing, the particular service or category of services.
Requests for audit, audit-related, tax, and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. If the Chair is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The Chair or the other members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
The Audit Committee pre-approved all audit related services rendered in 2024 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of the majority of the voting power of the shares present by remote communication or represented by proxy at the annual meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL
YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee has:
•	reviewed and discussed the audited consolidated financial statements with management and KPMG;
•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee:
R. Michael Carruthers (Chair)
Andrew Phillips, Ph.D.
Isaac Manke, Ph.D.
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically request that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2025.

Name	Age	Position(s)
Executive Officers
Nicholas A. Saccomano, Ph.D.	66	President and Chief Executive Officer and Director
Jason Leverone, C.P.A.	51	Chief Financial Officer
Samuel Agresta, M.D.	52	Chief Medical Officer
Dylan Hartley, Ph.D.	57	Chief Scientific Officer

Nicholas A. Saccomano, Ph.D. See Dr. Saccomano’s biography above in the section titled “Nominees for Director.”
Jason Leverone, C.P.A. has served as our Chief Financial Officer since the closing of the Merger. He previously served as Legacy OnKure’s Chief Financial Officer since January 2022. Prior to joining Legacy OnKure, Mr. Leverone was the Chief Financial Officer and Secretary of Viridian Therapeutics (NASDAQ: VRDN) (formerly miRagen Therapeutics prior to a reverse merger that closed in October 2020) from November 2008 to May 2021, and Senior Director of Finance and Controller of Replidyne, Inc., a publicly traded biotechnology company, from November 2005 to February 2009. He began his professional career in public accounting at Ernst & Young LLP and continued with Arthur Andersen LLP. Mr. Leverone is a Certified Public Accountant and holds a B.S. in business administration from Bryant University.
Samuel Agresta, M.D. has served as our Chief Medical Officer since the closing of the Merger. He previously served as Legacy OnKure’s Chief Medical Officer since February 2024. Prior to joining Legacy OnKure, he was Chief Medical Officer at Foghorn Therapeutics Inc. from September 2019 to September 2023, Director and Chief Medical Officer at Infinity Pharmaceuticals, Inc. from August 2018 to August 2019, and Vice President and Head of Clinical Development at Agios Pharmaceuticals Inc. from December 2011 to August 2018. Prior to these roles, Dr. Agresta served as Senior Medical Director at Merrimack Pharmaceuticals, Inc. and Genentech, Inc. Dr. Agresta holds a B.S. from Georgetown University, an M.P.H. and T.M. from Tulane School of Public Health and Tropical Medicine, an M.D. from Tulane University Medical School and an M.S. in clinical investigation from the University of South Florida.
Dylan Hartley, Ph.D. has served as our Chief Scientific Officer since the closing of the Merger. He previously served as Legacy OnKure’s Chief Scientific Officer since July 2024. Dr. Hartley has over 20 years of experience in drug research and development, including expertise in pharmacology, toxicology, drug metabolism and pharmacokinetics. Most recently, Dr. Hartley served as Vice President, Head of Research at Pfizer, Inc.’s Boulder facility (previously Array BioPharma, Inc. prior to its acquisition by Pfizer, Inc. in 2019) from September 2021 to July 2024. Dr. Hartley held a succession of roles of increasing responsibility at Array BioPharma, Inc. since 2011. He holds a B.A. in biological sciences from the University of Northern Colorado and a Ph.D. in pharmaceutical sciences from the University of Colorado Health Sciences Center.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, attends Compensation Committee meetings and is involved in the determination of compensation for the executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews these recommendations and other data. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2024, our Compensation Committee retained Pearl Meyer, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. In March 2025, the Compensation Committee retained Alpine Rewards, LLC (“Alpine”), an independent compensation consultant, to replace Pearl Meyer. Accordingly, Alpine now serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Alpine to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2024 and December 31, 2023, compensation awarded to, paid to, or earned by our current and former principal executive officers and our two most highly compensated executive officers as of December 31, 2024 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(6)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)(6)	Total ($)
Nicholas A. Saccomano, Ph.D.(1) President and Chief Executive Officer	2024	462,145	279,598	—	8,773,422	—	9,515,165
	2023	67,709	22,000	86,958	132,185	—	308,852
Samuel Agresta, M.D.(5) Chief Medical Officer	2024	416,727	183,360	—	2,228,619	12,362	2,841,068
Jason Leverone, C.P.A. Chief Financial Officer	2024	382,958	168,501	—	2,113,312	13,799	2,678,570
	2023	346,500	91,476	311,684	28,972	13,315	791,947
Gregory J. Flesher(6) Former President and Chief Executive Officer	2024	453,365	—	—	—	1,326,242	1,779,607
	2023	563,942	—	—	—	5,762	569,704

(1)
The amounts reported under “Salary” in the above table represent the actual amounts paid during the calendar year. For Dr. Saccomano’s 2023 Salary, the amount reported represents a prorated salary following Dr. Saccomano’s appointment as Chief Executive Officer in September 2023.

(2)
The amounts reported represent discretionary bonuses paid based upon the achievement of Legacy OnKure company goals for the years ended December 31, 2024 and 2023, as determined by the Legacy OnKure board of directors and our Board, as applicable. Cash bonuses earned and reported above in 2023 were paid in 2024, and cash bonuses earned and reported above in 2024 for Drs. Saccomano and Agresta and Mr. Leverone were paid in 2025. See “Executive Compensation” for descriptions of the bonuses.

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2024 and 2023, computed in accordance with FASB ASC 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the awards disclosed in this column are set forth in Note 12 to the audited financial statements included our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 10, 2025. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)
The amounts reported for Drs. Saccomano and Agresta and Mr. Leverone represent matching contributions under Legacy OnKure’s 401(k) plan. For Mr. Flesher, all Other Compensation includes (i) matching contributions under Reneo’s 401(k) plan, (ii) premiums paid for group term life insurance and (iii) fringe benefits paid on behalf Reneo’s named executive officers in 2023.

(5)	Dr. Agresta was hired in February 2024.
(6)
Mr. Flesher ceased providing services as President and Chief Executive Officer concurrent with the close of Merger on October 4, 2024. Mr. Flesher received a one-time separation payment equal to 150% of his 2024 base salary ($894,992) plus 150% of his 2024 target annual bonus ($431,250) pursuant to the terms of his participation in Reneo’s Severance Benefit Plan (the “Reneo Severance Plan”).

Narrative Disclosure to Summary Compensation Table
Executive Compensation Elements
The following describes the material terms of the elements of our compensation program for our Named Executive Officers during 2024:
Annual Base Salary
Our Board and our Compensation Committee recognize the importance of base salary as an element of compensation that helps to attract and retain the Named Executive Officers. We provide a base salary as a fixed source of income for our Named Executive Officers for the services they provide to us during the year, which allows us to maintain a stable executive team.
See “New OnKure Employment Agreements” below for a discussion of 2024 base salaries for Dr. Saccomano, Dr. Agresta and Mr. Leverone, and “Pre-Merger Employment Agreement with Mr. Flesher; Consulting Agreement with Mr. Flesher” further below for a discussion of the 2024 base salary for Mr. Flesher.
New OnKure Employment Agreements
Reneo and Legacy OnKure entered into new employment agreements with certain of our eligible employees, including Dr. Saccomano, Dr. Agresta and Mr. Leverone, related to their continued employment with us and as executive officers of the Combined Company on an at-will basis, each of which includes terms for base salary, benefits, target annual bonus opportunities and eligibility to participate the benefit plans, and which agreements became effective as of the closing of the Merger (the “New Employment Agreements”).
Pursuant to the New Employment Agreements, Dr. Saccomano’s annual base salary became $600,000 and he has a target annual bonus opportunity equal to 55% of his base salary ($330,000); Dr. Agresta’s annual base salary became $482,000 and he has a target annual bonus opportunity equal to 40% of his base salary ($192,800); and Mr. Leverone’s annual base salary became $444,000 and he has a target annual bonus opportunity equal to 40% of his base salary ($177,600).
Pre-Merger Employment Agreement with Mr. Flesher; Consulting Agreement with Mr. Flesher
During the period in 2024 prior to the closing the Merger, Mr. Flesher’s annual base salary was $575,000 and had a target annual bonus of 50% of his base salary, which was subject to his continued employment through the payment date. Mr. Flesher ceased providing services as President and Chief Executive Officer concurrent with the close of Merger on October 4, 2024.
The Reneo board of directors approved a consulting agreement with Mr. Flesher that became effective on that same date, pursuant to which Mr. Flesher agreed to provide consulting services to us to assist with transition and post-transaction integration efforts for approximately five hours per month for a period of six months following the Effective Time in exchange for a one-time cash payment in the gross amount of $20,000, payable within ten days following the six-month anniversary of the closing of the Merger, unless the consulting agreement was terminated for “cause” (as defined therein) prior to such time in accordance with its terms.
Termination and Change of Control Arrangements
Dr. Saccomano, Dr. Agresta and Mr. Leverone
Each of the New Employment Agreements entered into with Dr. Saccomano, Dr. Agresta and Mr. Leverone provides that if, other than during the period beginning three months before a “change in control” (as defined in each such New Employment Agreement) through the one-year anniversary of a change in control (the “CIC Period”), the applicable executive officer’s employment with the Combined Company is terminated either (x) by the Combined Company without “cause” (as defined in each such New Employment Agreement, and excluding by reason of death or “disability” (as defined in each such New Employment Agreement)) or (y) by the executive officer for “good reason” (as defined in each such New Employment Agreement), then the executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in the Combined Company’s favor:
•
A lump sum cash payment equal to 100% of the executive officer’s base salary as in effect immediately before such termination (or, if the termination is due to a resignation for good reason based on a material reduction in the executive’s base salary, then executive’s annual base salary in effect immediately prior to the reduction); and

•
Combined Company payment or reimbursement of the premiums required for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Combined Company’s group health, dental and vision care plans for the executive officer and his eligible dependents for up to 12 months.

If, during the CIC Period, the applicable executive officer’s employment with the Combined Company is terminated either (x) by the Combined Company without cause (and excluding by reason of his death or disability) or (y) by the executive officer for good reason, the executive officer will receive the following severance payments and benefits if he timely executes and does not revoke a separation agreement and release of claims in the Combined Company’s favor:
•
A lump sum cash payment equal to 100% (or 150% for Dr. Saccomano) of the executive officer’s base salary as in effect immediately before such termination (or, if the termination is due to a resignation for good reason based on a material reduction in the executive’s base salary, then executive’s annual base salary in effect immediately prior to the reduction), or if greater, the base salary in effect immediately before the change in control;

•
A lump sum cash payment equal to 100% (or 150% for Dr. Saccomano) of the executive officer’s target bonus opportunity as in effect immediately before such termination or if greater, the target bonus opportunity in effect immediately before the change in control;

•
Combined Company payment or reimbursement of the premiums required for continued coverage pursuant to COBRA under the Combined Company’s group health, dental and vision care plans for the executive officer and his eligible dependents for up to 12 months (or 18 months for Dr. Saccomano); and

•	100% accelerated vesting and exercisability of the outstanding and unvested equity awards (other than equity awards subject to performance-based vesting criteria) granted to the executive officer.
Such New Employment Agreements also provide that, if any of the amounts provided for under the New Employment Agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code or 1986, as amended, and could be subject to the related excise tax, the executive officer would receive (to the extent he is entitled to such receipt) either the full payment of benefits under the executive officer’s New Employment Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The New Employment Agreements do not provide for any tax gross-ups in connection with a change in control.
Mr. Flesher
In connection with the Merger, the Reneo board of directors approved the acceleration of vesting, to the extent not previously vested, of all Reneo stock options and Reneo restricted stock units held by Reneo’s directors and executive officers, including Mr. Flesher, effective as of the Effective Time. In addition, in connection with the Merger, the Reneo board of directors approved an amendment to all Reneo stock options held by certain Reneo optionholders, including Mr. Flesher, to provide that the applicable exercise window following termination of service with Reneo (or its affiliates) other than for Cause (as defined in the applicable Reneo equity plan) is the longer of (a) a period of three months following termination of service; or (b) a period commencing on the date of termination of service and ending on the six-month anniversary of the Effective Time (but in no event may an option be exercised beyond its maximum term). In the event that the Merger Agreement had been terminated pursuant to its terms, the applicable exercise window would have been the longer of: (i) a period of three months following termination of service; or (ii) a period of three months following termination of the Merger Agreement.
Mr. Flesher ceased providing services as President and Chief Executive Officer concurrent with the close of Merger on October 4, 2024. Mr. Flesher received a one-time separation payment of $894,992 pursuant to the terms of his employment agreement.
Equity Incentive Plans
Under the Plan and the Legacy OnKure 2023 RSU Equity Incentive Plan, if, in the event of a merger or change in control (as defined in the applicable plan) a successor (or an affiliate thereof) does not assume, substitute for or continue an award (or portion thereof), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator.
In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator, if an option or stock appreciation right (or a portion of such award) granted under the Plan is not assumed, substituted or continued, the administrator will notify the participant that such option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
With respect to awards granted to a non-employee director under the Plan while such individual was a non-employee director that are assumed or substituted for in the merger or change in control and the service of such non-employee director is terminated (other than upon his or her voluntary resignation that does not include a resignation at the request of the acquirer) on or following the merger or change in control, all such awards will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator. Under our Outside Director Compensation Policy, as described more fully below, in the event of a change in control, each non-employee will fully vest in his or her outstanding awards granted under such policy, as of immediately prior to the change in control, provided that the non-employee director continues to be a non-employee through immediately prior to such change in control.
Under the Legacy OnKure 2021 Stock Incentive Plan, in the event of Corporate Transaction (as defined in the Legacy OnKure 2021 Stock Incentive Plan), the administrator is not obligated to accelerate the vesting of equity awards in the event the awards are not assumed or substituted for. The administrator also has discretion to suspend the right of grantees to exercise outstanding awards during a limited period of time preceding the closing of a Corporate Transaction if such suspension is administratively necessary to facilitate the closing of the transaction, and may terminate optionholders’ right to early exercise options, such that following closing of a Corporate Transaction an option may only be exercised to the extent vested.
Each of the Named Executive Officers’ options and restricted stock units granted in 2023 provides that, if during the period beginning three months prior to through (and inclusive of) the date 12 months following a “change in control” (as defined in the Legacy OnKure 2023 RSU Equity Incentive Plan for the restricted stock unit), and in the award agreement for the options; provided that the Merger did not constitute a change in control for purposes of these awards, the Named Executive Officer’s service provider status is terminated by Legacy OnKure or its successor without “cause” (as defined in the applicable award agreement) (and excluding by reason of the Named Executive Officer’s death or disability (as defined in the applicable equity plan)), or by the Named Executive Officer for “good reason” (as defined in the applicable award agreement), 100% of the then-unvested options or restricted stock units under the award will immediately vest.
2024 Annual Cash Bonuses
Each Named Executive Officer was eligible to participate in an annual cash incentive compensation program that provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. For 2024, Dr. Saccomano’s target bonus was 55% of his earned salary, Dr. Agresta’s target bonus was 40% of his earned salary and Mr. Leverone’s target bonus was 40% of his earned salary.
The determination of the 2024 bonus amounts was discretionary based on the Board’s assessment of Company performance against corporate goals.
The actual annual cash bonuses awarded to each of Dr. Saccomano, Dr. Agresta and Mr. Leverone for 2024 performance are set forth in the “Bonus” column of the Summary Compensation Table for Fiscal 2024 above. Mr. Flesher did not remain employed through the payment date of 2024 bonuses and therefore did not receive an annual bonus in 2024. However, he did become entitled to a severance payment that was calculated, in part, by reference to his 2024 target annual bonus as described above.
Mr. Flesher received a bonus related to the closing of the Merger equal to 150% of his target annual bonus for 2024 pursuant to the terms of his employment agreement with Reneo.
Special Performance Bonus
Pursuant to his employment agreement with Reneo, Mr. Flesher had the opportunity to earn a special performance bonus in the amount of $7.5 million in the event that during Mr. Flesher’s continued service to Reneo, either (i) Reneo’s market value exceeds $750 million utilizing the volume-weighted average of the Nasdaq closing sale price of Reneo’s common stock for each of the 30 trading days immediately prior to the measurement date, or (ii) the fair market value of the net proceeds available for distribution to Reneo’s stockholders in connection with a Change in Control (as defined in the Reneo Severance Plan) exceeds $750 million, as determined in good faith by the Reneo board or directors.
Although the Merger constituted a Change in Control for purposes of Mr. Flesher’s bonus opportunity, the required net proceeds threshold was not met in connection with the Merger and thus Mr. Flesher did not receive this bonus.
Executive Incentive Compensation Plan
Prior to the completion of the Merger, the Reneo board of directors and the Legacy OnKure board of directors approved an Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), and the Board ratified the Incentive Compensation Plan following the closing of the Merger, to provide periodic incentive bonus opportunities to our employees (or employees of our subsidiaries). The Incentive Compensation Plan became effective at the Effective Time. The Compensation Committee administers the Incentive Compensation Plan. Bonuses to our Named Executive Officers for 2024 were not governed by the Incentive Compensation Plan; however, it is expected that from time to time certain employees, including our Named Executive Officers, may be eligible and selected, subject to their continued employment, to participate in the Incentive Compensation Plan.
No Nonpublic Material Information Taken into Account for Executive Compensation
Our Board and our Compensation Committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. The timing of any stock option grants to recipients in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During fiscal year 2024, and in connection with the closing of the Merger, we awarded options to certain of our Named Executive Officers in the period beginning four business days before the filing of a report on Form 8-K that disclosed material nonpublic information, and ending one business day after such filing. The following table provides information concerning each such award:

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/sh)	Grant date fair value of the award
Percentage change in
the closing market
price of the securities
underlying the award
between the trading
day ending
immediately prior to
the disclosure of
material nonpublic
information and the
trading day beginning
immediately following
the disclosure of
material nonpublic
information

Nicholas A. Saccomano, Ph.D.	10/4/2024	542,232	$18.20	$16.18	-1.2%
Jason Leverone, C.P.A.	10/4/2024	130,611	$18.20	$16.18	-1.2%
Samuel Agresta, M.D.	10/4/2024	131,396	$18.20	$16.18	-1.2%

Employee Benefit Plans
401(k) Plan
Reneo had maintained a 401(k) retirement savings plan that was terminated prior to the Merger. Through 2024, eligible employees of Legacy OnKure and, following the Merger, us and our subsidiaries, were eligible to participate in a tax-qualified defined contribution plan under Section 401(k) of the Code sponsored by Insperity, a professional employer organization, on the terms applicable to such plan. Effective as of December 31, 2024, we and our subsidiaries ceased participating in the Insperity 401(k) plan and, effective in March 2025, we adopted a new 401(k) plan in which eligible employees of us and our subsidiaries may participate. Under the Insperity 401(k) plan and the new Company 401(k) plan, eligible employees were able to elect or may elect, as applicable, to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax (traditional) or post-tax (Roth) basis, through contributions to the applicable 401(k) plan. As a tax-qualified retirement plan, pre-tax contributions to the applicable 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the applicable 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the applicable 401(k) plan.
Health and Welfare Benefits
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare benefits, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance and 401(k) plan. Named Executive Officers are eligible to participate in all our employee benefit plans on the same basis as other employees.
We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End
The following table shows for the fiscal year ended December 31, 2024, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.
A description of the equity incentive plans we maintain is set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 10, 2025.

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Nicholas A. Saccomano, Ph.D.	1/11/2022	2,359	—	21.20	1/10/2032
	8/30/2023	618	867(3)	13.99	8/29/2033
	10/15/2023	8,449	—	13.99	10/14/2033
	10/15/2023	16,898	—	13.99	10/14/2033
	10/4/2024	30,124	512,108(4)	18.20	10/3/2034
Jason Leverone	1/11/2022	4,215	1,566(5)	21.20	1/10/2032
	8/30/2023	2,217	3,105(3)	13.99	8/29/2033
	10/4/2024	7,256	123,355(4)	18.20	10/3/2034
Samuel Agresta, M.D.	2/6/2024	—	18,588(6)	13.99	2/5/2034
	10/4/2024	7,299	124,097(4)	18.20	10/3/2034
Gregory J. Flesher	1/21/2021	105,264	—	48.80	1/20/2031
	12/10/2021	19,999	—	66.90	12/9/2031
	12/9/2022	29,999	—	18.00	12/8/2032

(1)
All of the outstanding stock option awards granted on October 4, 2024 were granted under and subject to the terms of the Plan and cover shares of Class A Common Stock and all of the outstanding stock option awards listed that were granted to Dr. Saccomano, Mr. Leverone and Dr. Agresta prior to October 4, 2024 were granted under and subject to the terms of the Legacy OnKure 2021 Stock Incentive Plan and cover shares of Company Class A Common Stock. Mr. Flesher’s January 21, 2021 stock option award was granted under and subject to the terms of the Reneo 2014 Stock Incentive Plan and the December 10, 2021 and December 9, 2022 stock option awards were granted under and subject to the terms of the 2021 Reneo Stock Incentive Plan.

(2)
The stock option awards listed that were granted Dr. Saccomano, Mr. Leverone and Dr. Agresta prior to October 4, 2024 were granted with a per-share exercise price equal to the fair market value of one share of Legacy OnKure Class A Common Stock on the date of grant, as determined in good faith by the Legacy OnKure board of directors based on third party valuations of Legacy OnKure Class A Common Stock. Exercise prices and share numbers are disclosed on a post-Merger basis.

(3)
1/48th of the shares subject to the award vested on May 1, 2023 and 1/48th of the shares subject to the option vest monthly thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(4)
1/36th of the shares subject to the option shall vest on November 4, 2024 and each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(5)
1/4th of the shares subject to the option vested on January 3, 2023 and 1/48th of the shares subject to the option vest on the first day of each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(6)
1/4th of the shares subject to the option vested on February 5, 2025 and 1/48th of the shares subject to the option vest on the first day of each month thereafter, subject to the optionee continuing to be a service provider to us through each such date. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#) Unvested	Market Value of Shares or Units of Stock That Have Not Vested Price ($)
Nicholas A. Saccomano, Ph.D.	4,556(2)	39,182
Jason Leverone	16,331(2)	140,447
Gregory J. Flesher	10,000(3)	86,000

(1)
All of the outstanding restricted stock unit awards for Dr. Saccomano and Mr. Leverone were granted under and subject to the terms of the Legacy OnKure 2023 RSU Equity Incentive Plan and cover shares of Class A Common Stock.

(2)
Both a “Service-Based Requirement” and a “Liquidity Event Plus Service Requirement” must be met in order for the RSU to vest. 1/16th of the RSUs met the “Service-Based” requirement on June 20, 2023 and 1/16th of the RSUs are scheduled to meet the Service-Based Requirement on each three-month anniversary thereafter, subject to the optionee continuing to be a service provider to us through each such date. The Liquidity Event Plus Service Requirement will be satisfied on the 181st day following the closing of the Merger. The award also is subject to certain acceleration of vesting provisions as described under “Termination and Change in Control Arrangements” above.

(3)	The vesting of Mr. Flesher’s stock award was accelerated such that the award became fully vested at the time of the Merger.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2024, for all of our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Upon Vesting of Restricted Stock Units (a)(1)	Weighted Average Exercise Price of Outstanding Options ($)(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) Price(c)(3)
Equity compensation plans approved by security holders	2,606,078	$23.05	885,367
Equity compensation plans not approved by security holders	18,000	88.50	—
Total	2,624,078	$23.54	885,367

(1)
Consists of (i) options to purchase a total of 2,375,824 shares of our Class A Common Stock under the Plan, the Legacy OnKure 2021 Stock Incentive Plan, the Reneo 2021 Equity Incentive Plan (the “Reneo 2021 Plan”), the Reneo 2014 Equity Incentive Plan and the Legacy OnKure 2011 Stock Incentive Plan, (ii) 213,254 shares of our Class A Common Stock that are subject to outstanding RSUs under the Legacy OnKure 2023 RSU Equity Incentive Plan and (ii) 17,000 shares of our Class A Common Stock that are subject to outstanding RSUs under the Reneo 2021 Plan. As of December 31, 2024, no purchase rights have accrued under the 2024 Employee Stock Purchase Plan (our “ESPP”). Equity compensation plans not approved by security holders consists of inducement awards of outstanding stock options to purchase 18,000 shares, which were adopted by the Reneo compensation committee without stockholder approval in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, which were assumed in the Merger.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A Common Stock subject to outstanding RSUs, which have no exercise price.

(3)
Consists of 747,867 shares of our Class A Common Stock reserved for issuance under the Plan and 137,500 shares of our Class A Common Stock reserved for issuance under our ESPP. The Plan provides that on the first day of each fiscal year, the number of shares of our Class A Common Stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,407,100 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. Our ESPP provides that on the first day of each fiscal year, the number of shares of our Class A Common Stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 481,500 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. On January 1, 2025, the number of shares of our Class A Common Stock available for issuance under our Plan and our ESPP increased by 667,355 and 133,471 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Class A Common Stock as of March 1, 2025:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock;
•	each of our executive officers and directors; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that such person has the right to acquire, such as through the exercise of stock options, within 60 days of March 1, 2025. Shares subject to warrants and options that are currently exercisable or exercisable within 60 days of March 1, 2025 are considered outstanding and beneficially owned by the person holding such warrants and/or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the individuals and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 6707 Winchester Circle, Suite 400, Boulder, CO 80301. The percentage of beneficial ownership is calculated based on 12,749,299 shares of Class A Common Stock and 686,527 shares of non-voting Class B Common Stock outstanding.

Beneficial Owner	Shares Beneficially Owned	Percentage Shares Beneficially Owned
Directors and Named Executive Officers
Nicholas A. Saccomano, Ph.D.(1)	129,223	1.0%
Samuel Agresta, M.D.(2)	30,132	*
Jason Leverone, C.P.A.(3)	41,353	*
Dylan Hartley, Ph.D.(4)	2,812	*
Gregory J. Flesher(5)	167,582	1.2%
Isaac Manke, Ph.D.(6)	2,550	*
R. Michael Carruthers(7)	7,004	*
Andrew Phillips, Ph.D.(8)	2,550	*
Valerie M. Jansen, M.D., Ph.D.(9)	2,550	*
Michael Grey(10)	95,370	*
Edward Mathers(11)	7,450	*
All current directors and executive officers as a group (10 persons)(12)	320,994	2.3%
5% Stockholders
Entities affiliated with Cormorant Asset Management LP(13)	1,837,739	13.7%
Acorn Bioventures, L.P.(14)	1,439,674	10.7%
Entities affiliated with Citadel Advisors(15)	1,330,146	9.9%
Perceptive Life Sciences Master Fund, Ltd.(16)	1,004,439	7.5%
Samsara BioCapital, L.P.(17)	824,155	6.1%
The Vanguard Group(18)	706,733	5.3%

*	Represents beneficial ownership of less than 1%.
(1)
Consists of 126,945 shares of Class A Common Stock subject to options held by Dr. Saccomano exercisable within 60 days of March 1, 2025 and 2,278 restricted stock units that vest within 60 days of March 1, 2025.

(2)	Consists of 30,132 shares of Class A Common Stock subject to options held by Dr. Agresta exercisable within 60 days of March 1, 2025.

(3)
Consists of 33,188 shares of Class A Common Stock subject to options held by Mr. Leverone exercisable within 60 days of March 1, 2025 and 8,165 restricted stock units that vest within 60 days of March 1, 2025.

(4)	Consists of 2,812 shares of Class A Common Stock subject to options held by Dr. Hartley exercisable within 60 days of March 1, 2025.
(5)
Mr. Flesher ceased providing services as President and Chief Executive Officer on October 4, 2024. Consists of (i) 12,320 shares of Class A Common Stock and (ii) 155,262 shares of Class A Common Stock subject to options held by Mr. Flesher that are exercisable within 60 days of March 1, 2025.

(6)	Consists of 2,550 shares of Class A Common Stock subject to options held by Dr. Manke exercisable within 60 days of March 1, 2025.
(7)
Consists of 4,972 shares of Class A Common Stock subject to options held by Mr. Carruthers exercisable within 60 days of March 1, 2025 and 2,032 restricted stock units that vest within 60 days of March 1, 2025.

(8)	Consists of 2,550 shares of Class A Common Stock subject to options held by Dr. Phillips exercisable within 60 days of March 1, 2025.
(9)	Consists of 2,550 shares of Class A Common Stock subject to options held by Dr. Jansen exercisable within 60 days of March 1, 2025.
(10)
Consists of (i) 49,476 shares of Class A Common Stock held by The Grey Family Trust dated November 12, 1999 (the Grey 1999 Trust), (ii) 13,408 shares of Class A Common Stock held by Michael Grey and Rondi Rauch Grey, Co-Trustees of The Grey 2014 Irrevocable Children’s Trust u/a/d 12/17/14 (the Grey 2014 Trust), and (iii) 32,486 shares of Class A Common Stock subject to options held by Mr. Grey exercisable within 60 days of March 1, 2025. Mr. Grey is trustee of each of the Grey 1999 Trust and Grey 2014 Trust, and in such capacity has the power to vote and dispose of such shares held by the Grey 1999 Trust and Grey 2014 Trust.

(11)	Consists of 7,450 shares of Class A Common Stock subject to options held by Mr. Mathers exercisable within 60 days of March 1, 2025.
(12)	See Notes (1) through (11) above.
(13)
Based on information taken from Schedule 13G/A filed on October 16, 2024. Consists of (i) 434,934 shares of Class A Common Stock held by Cormorant Global Healthcare Master Fund, LP (“Master Fund”); (ii) 1,109,451 shares of Class A Common Stock held by Cormorant Private Healthcare Fund III, LP (“Fund III”); (iii) 235,480 shares of Class A Common Stock held by Cormorant Private Healthcare Fund IV, LP (“Fund IV”); (iv) 7,945 shares of Class A Common Stock held by CRMA SPV, LP (“CRMA”); (v) 49,929 shares of Class A Common Stock held by Cormorant Private Healthcare Fund V, LP (“Fund V”). Cormorant Global Healthcare GP, LLC serves as the general partner of Master Fund, Cormorant Private Healthcare GP III, LLC serves as the general partner of Fund III, Cormorant Private Healthcare GP IV, LLC serves as the general partner of Fund IV, Cormorant Private Healthcare GP V, LLC serves as the general partner of Fund V, and Cormorant Asset Management, LP (“Cormorant”) serves as the investment manager to Master Fund, Fund III, Fund IV, Fund V and CRMA. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP III, LLC, Cormorant Private Healthcare GP IV, LLC and Cormorant Private Healthcare GP V, LLC, and the general partner of Cormorant and therefore may be deemed to share voting and investment power over such shares. Each of the reporting persons disclaims beneficial ownership of the shares except to the extent of its pecuniary interest therein. The address for each of reporting person is 200 Clarendon Street 52nd Floor, Boston, Massachusetts 02116.

(14)
Based on information taken from Schedule 13G filed on October 9, 2024. Consists of (i) 1,439,674 shares of Class A Common Stock held by Acorn Bioventures, L.P.. Acorn Capital Advisors, GP, LLC (“Acorn GP”) is the general partner of Acorn Bioventures L.P. Acorn GP has discretionary authority to vote and dispose of the shares held by Acorn Bioventures L.P. and, accordingly, Acorn GP may be deemed to have beneficial ownership of such shares. Anders Hove is the manager of Acorn GP and, in his capacity as such, may be deemed to beneficially own the shares held by Acorn Bioventures L.P. Dr. Isaac Manke, a member of the Board, is a partner at Acorn GP. Each of Acorn GP, Dr. Hove and Dr. Manke disclaim beneficial ownership of the shares held by Acorn Bioventures L.P., except to the extent of their respective pecuniary interests therein. The business address for these persons is 420 Lexington Avenue, Suite 2626, New York, NY 10170.

(15)
Based on information taken from Schedule 13G filed on October 11, 2024. Consists of (i) 702,044 shares of Class A Common Stock held by Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”), (ii) 267,310 shares of Class A Common Stock issuable upon conversion of Class B Common Stock held by CM, and (iii) 360,792 shares of Class A Common Stock held by Citadel CEMF Investments Ltd. (“CEMF Investments”). Does not include 419,217 shares of Class A Common Stock otherwise issuable to CM upon conversion of Class B Common Stock due to a 9.9% beneficial ownership limit. The Class B Common Stock is non-voting. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of CM and CEMF Investments. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition of, the shares held by CEMF. This response is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities other than the securities actually owned by such person (if any). The address for each of these persons is c/o Citadel Enterprise Americas, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(16)
Based on information taken from Schedule 13G filed on October 10, 2024. Consists of 1,004,439 shares of Class A Common Stock held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Advisors LLC (the “Advisor”) serves as the investment manager to Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Joseph Edelman is the managing member of the Advisor. Each of Mr. Edelman and the Advisor disclaims, for purposes of Section 16 of the Exchange Act, beneficial ownership of the shares held by the Master Fund, except to the extent of his/its indirect pecuniary interest therein, and this report shall not be deemed an admission that either Mr. Edelman or the Advisor is the beneficial owner of such securities. The address for Perceptive Life Sciences Master Fund, Ltd. and Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, NY 10003.

(17)
Based on information taken from Schedule 13G filed on October 11, 2024. Consists of 824,155 shares of Class A Common Stock held by Samsara BioCapital, L.P. Samsara BioCapital GP, LLC (“Samsara LLC”) is the general partner of by Samsara BioCapital, L.P. (“Samsara LP”) and therefore may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D. has voting and investment power over the shares held by Samsara LLC and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara LLC disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein. The address for Samsara LP is 628 Middlefield Road, Palo Alto, CA 94301.

(18)
Based on information taken from Schedule 13G filed on January 31, 2025. The Vanguard Group reported that it has sole dispositive power with respect to 705,988 shares and shared dispositive power with respect to 745 shares. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2023, or any currently proposed transaction, in which we, Legacy OnKure or Reneo were or are a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for 2024 and 2023, and in which any of our executive officers, directors or holders of more than 5% of our voting stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements disclosed in the section titled “Executive Compensation” of this proxy statement.
PIPE Financing
On May 10, 2024, in connection with the execution of the Merger Agreement, Reneo entered a the Subscription Agreement with certain existing OnKure stockholders and new investors (each, a “PIPE Investor”), pursuant to which the PIPE Investors subscribed for and purchased, and Reneo issued and sold to the PIPE Investors, on the Closing Date immediately prior to the Effective Time, an aggregate of 2,938,005 shares of Class A Common Stock at a price of approximately $22.895 per share, for aggregate gross proceeds of approximately $65.0 million (the “PIPE Financing”). The closing of the PIPE Financing occurred on October 4, 2024 in connection with the closing of the Merger.
The table below sets forth the number of shares of our Class A Common Stock purchased by related party holders in the PIPE Financing:

Participant	Shares of Class A Common Stock	Total Purchase Price ($)
Acorn Bioventures, L.P.(1)	199,189	$4,560,475.97
Entities Affiliated with Citadel(2)	360,792	$8,260,412.19
Entities Affiliated with Cormorant(3)	379,018	$8,677,700.47
Deep Track Biotechnology Master Fund, Ltd.(4)	136,147	$3,117,115.51
Perceptive Life Sciences Master Fund, Ltd.(5)	207,157	$4,742,905.08
Samsara BioCapital, L.P.(6)	169,975	$3,891,615.01

(1)
Isaac Manke, a member of the Legacy OnKure board of directors and a member of the Board, is a partner at Acorn Capital Advisors, GP, LLC, the general partner of Acorn Bioventures, L.P. Entities affiliated with Acorn held more than five percent of outstanding Legacy OnKure’s capital stock and hold more than five percent of our outstanding capital stock.

(2)
Citadel Multi-Strategy Equities Master Fund Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock. Citadel CEMF Investments Ltd., an affiliate of Citadel Multi-Strategy Equities Master Fund Ltd., purchased 360,792 shares of Class A Common Stock in the PIPE for a total purchase price of $8,260,412.19.

(3)	Entities affiliated with Cormorant collectively held more than five percent of outstanding Legacy OnKure’s capital stock and hold more than five percent of our outstanding capital stock.
(4)	Deep Track Biotechnology Master Fund, Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(5)	Perceptive Life Sciences Master Fund, Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(6)	Samsara BioCapital, L.P. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
At the closing of the PIPE Financing, in connection with the Subscription Agreement, we entered into a registration rights agreement with the PIPE Investors, pursuant to which we agreed to prepare and file a resale registration statement with the SEC within 45 calendar days following the closing of the PIPE Financing for purposes of registering the resale of the shares issued in the PIPE Financing. We also agreed, among other things, that we will indemnify the PIPE Investors, their officers, directors, members, employees and agents, successors and assigns under the Subscription Agreement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the registration rights agreement.
Support Agreements Under the Merger Agreement
Concurrently and in connection with the execution of the Merger Agreement, (i) certain stockholders of Legacy OnKure, owning approximately 98.3% of the outstanding shares of Legacy OnKure’s preferred stock and approximately 77.3% of the outstanding shares of Legacy OnKure’s capital stock, entered into support agreements with Reneo and Legacy OnKure to vote all of their shares of Legacy OnKure’s capital stock in favor of the adoption of the Merger Agreement and the related transactions contemplated thereby and (ii) certain stockholders of Reneo holding approximately 34.7% of the outstanding shares of Reneo’s common stock, including Reneo’s common stock issuable within 60 days upon (A) exercise of options held by such holders or (B) settlement of RSUs held by such holders, entered into support agreements with Reneo and Legacy OnKure to vote all of their shares of Reneo’s capital stock in favor of the Merger Agreement and the related contemplated transactions and against any alternative acquisition proposals.
Lock-Up Agreements
Concurrently and in connection with the execution of the Merger Agreement, certain executive officers and the directors of Legacy OnKure, certain stockholders of Legacy OnKure and the directors of Reneo that remained on the Board following the closing of the Merger, entered into lock-up agreements pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of our Common Stock for the 180-day period following the closing of the Merger.
Legacy OnKure and Reneo Indemnification Agreements
Legacy OnKure and Reneo each entered into separate indemnification agreements with each of its directors and officers, respectively, in addition to the indemnification provided for in their respective certificate of incorporation and bylaws. The indemnification agreements, certificates of incorporation and bylaws generally require both Legacy OnKure and Reneo to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
Director and Officer Indemnification
We have entered, and intend to continue to enter, into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.
Sublease Agreement
On January 10, 2025, we entered into a sublease agreement with Ambros Therapeutics, Inc. (“Ambros Therapeutics”), pursuant to which we subleased certain office space to Ambros Therapeutics for their corporate headquarters. Mr. Flesher, the President and Chief Executive Officer of Reneo prior to the Merger, is acting President and the Chief Executive Officer and a stockholder of Ambros Therapeutics. The premises are located in Irvine, California. The approximate value of the transaction is $450,000 over the term of the Sublease. The Sublease was considered by us in accordance with our Related Person Transactions Policy, and approved by Audit Committee.
Legacy OnKure Transactions
Private Placements of Securities
Series C Preferred Stock Financing
In March 2023, Legacy OnKure issued and sold an aggregate of 19,463,456 shares of its Series C Preferred Stock at a purchase price of $2.7633 per share for an aggregate purchase price of approximately $53.8 million. As part of this transaction, also in March 2023, Legacy OnKure issued an aggregate of 27,780,350 shares of its Series C Preferred Stock in exchange for the conversion of any shares of preferred stock of Legacy OnKure then held by such purchaser.

Purchasers of Legacy OnKure’s Series C Preferred Stock included funds related to certain of its directors and holders of more than 5% of its capital stock at the time of the financing (or subsequent closings of such financings). The following table presents the number of shares (including shares that the purchaser received upon conversion of other series of preferred stock of Legacy OnKure then held by such purchaser) and the total purchase price paid by these entities:

Investor	Shares of Series C Preferred Stock	Total Purchase Price
Acorn Bioventures, L.P.(1)	8,567,245	$7,007,201
Citadel Multi-Strategy Equities Master Fund Ltd.(2)	9,589,983	$9,999,999
Entities Affiliated with Cormorant(3)	10,074,472	$9,999,999
Deep Track Biotechnology Master Fund, Ltd.(4)	3,618,861	$9,999,999
Perceptive Life Sciences Master Fund, Ltd.(5)	5,506,321	$5,465,617
Samsara BioCapital, L.P.(6)	4,518,007	$4,484,609

(1)
Isaac Manke, a member of the Legacy OnKure board of directors and a member of the Board, is a partner at Acorn Capital Advisors, GP, LLC, the general partner of Acorn Bioventures, L.P. Entities affiliated with Acorn held more than five percent of outstanding Legacy OnKure’s capital stock and hold more than five percent of our outstanding capital stock.

(2)	Citadel Multi-Strategy Equities Master Fund Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(3)	Entities affiliated with Cormorant collectively held more than five percent of outstanding Legacy OnKure’s capital stock and hold more than five percent of our outstanding capital stock.
(4)	Deep Track Biotechnology Master Fund, Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(5)	Perceptive Life Sciences Master Fund, Ltd. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
(6)	Samsara BioCapital, L.P. held more than five percent of outstanding Legacy OnKure’s capital stock and holds more than five percent of our outstanding capital stock.
Investors’ Rights Agreement
Legacy OnKure was a party to an amended and restated investors’ rights agreement with certain holders of its capital stock, including Acorn Bioventures, L.P., entities affiliated with Cormorant, Citadel Multi-Strategy Equities Master Fund Ltd., Deep Track Biotechnology Master Fund, Ltd., Perceptive Life Sciences Master Fund, Ltd. and Samsara BioCapital, L.P. (the “OnKure IRA”). Under the OnKure IRA, certain holders of its capital stock had the right to demand that Legacy OnKure file a registration statement or request that their shares of OnKure capital stock be covered by a registration statement that Legacy OnKure was otherwise filing. The OnKure IRA was terminated in connection with the closing of the Merger.
Voting Agreement
Legacy OnKure was a party to an amended and restated voting agreement, as amended, with certain holders of its capital stock, including, among others, Anthony Piscopio, its former President and Chief Executive Officer,
Keith Olivia, its former General Counsel, Senior Vice President of Corporate Affairs and Secretary, and Jim Winkler, its former Chief Scientific Officer, Acorn Bioventures, L.P., entities affiliated with Cormorant, Citadel Multi-Strategy Equities Master Fund Ltd., Deep Track Biotechnology Master Fund, Ltd., Perceptive Life Sciences Master Fund, Ltd. and Samsara BioCapital, L.P. Upon the closing of the Merger, the obligations of the parties to the voting agreement to vote their shares terminated and none of the OnKure stockholders have any special rights regarding the nomination, election or designation of members of the Board pursuant to such agreement.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This policy provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying, or disapproving related person transactions. In determining whether to approve, ratify, or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors, and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
2024 Annual Report
Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website investors.onkuretherapeutics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to OnKure Therapeutics, Inc., 6707 Winchester Cir #400, Boulder, CO 80301, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The Board does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our Class A Common Stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Boulder, Colorado
April 16, 2025

OnKure® THERAPEUTICS

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V63322-P28183

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ONKURE THERAPEUTICS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR each nominee listed below in Proposal 1 and **FOR** Proposal 2

Nominees:	**For**	**Withhold**
1a. Isaac Manke, Ph.D.	☐	☐
1b. Nicholas A. Saccomano, Ph.D.	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V63323-P28183

ONKURE THERAPEUTICS, INC.
Annual Meeting of Shareholders
May 27, 2025 9:00 AM ET
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Nicholas Saccomano, Jason Leverone and Rogan Nunn, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ONKURE THERAPEUTICS, INC. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM ET, on May 27, 2025, virtually at www.virtualshareholdermeeting.com/OKUR2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side